Exhibit 99.1

Alaska Communications Systems Reports Third Quarter 2013 Results

Growth in Wireline revenue, led by Broadband revenue growth of 19.4%

Over $134.2 of net debt reductions on a year-to-date basis

AWN transaction closed and monthly preferred distribution payments have commenced

Guidance affirmed for the year, with free cash flow at the high end of range

ANCHORAGE, Alaska--(BUSINESS WIRE)--November 6, 2013--Alaska Communications Systems Group, Inc. (“ACS”) (NASDAQ: ALSK) today reported financial results for its third quarter ended September 30, 2013.

“We are pleased to report steady performance to our business plan. Another quarter of solid broadband revenue performance has driven total wireline revenue growth, representing an important way we create value. Consistent with the other mechanism in our plan to create value by strengthening our balance sheet, we achieved meaningful de-leveraging and strong cash flows in this quarter. Closing the AWN transaction allows us to direct our capital more efficiently to further broadband growth,” said Anand Vadapalli, President and Chief Executive Officer of ACS.

Year-Over-Year Financial Highlights for the Quarter:

The third quarter represents the first reporting period following the Alaska Wireless Network, LLC (“AWN”) close and we encourage readers to review our press release schedules for description of changes in mapping of certain revenue categories. Further, we are providing additional supplemental information for readers to understand the AWN preferred distribution structure and its impact to our results.

  Wireline revenues include business and wholesale, consumer and access revenues. We are focused on achieving growth in wireline revenues by driving broadband revenue performance. Wireline revenues were $50.1 million which increased by $0.6 million, or 1.2%.
    Business and wholesale revenue increased $0.9 million, or 3.7%, which was driven by broadband revenue growth of 17.0%.
    Consumer revenue increased $0.5 million, or 5.3%, with broadband revenue growth of 21.3%.
    Access revenue declined, as expected, $0.9 million, or 5.7%, due to lower switched, special and other access revenue.
  Wireless and backhaul revenue was $33.8 million and, as expected, declined year-over-year.
    Retail service revenue declined $1.0 million, or 5.5%.
    As expected, foreign roaming revenue declined $13.3 million, as roaming revenue moved to AWN.
    CETC revenue increased 3.2%. CETC is now a pass-through under the AWN structure and has no impact on Adjusted EBITDA.
  Adjusted EBITDA was $24.8 million and free cash flow was $3.5 million. The decline in Adjusted EBITDA compared to last year was anticipated following the close of AWN.
    The AWN preferred distribution contributed $9.6 million to Adjusted EBITDA.
    Free cash flow was impacted by higher levels of capital spending associated with the summer build season.
  Net debt, which represents total debt less cash and cash equivalents, stands at $404.4 million. This represents a decrease of $134.2 million, or 24.9%, since December 31, 2012, evidencing commitment to deleveraging.

Sequential Metric Highlights: Third Quarter 2013 Compared to Second Quarter 2013

  Business broadband connections increased by 112, or 0.6%, to 19,216 and business broadband ARPU remained relatively flat at $175.00.
  Consumer broadband connections increased by 506, or 1.3%, to 38,117 and consumer broadband ARPU declined slightly by 1.2% to $48.63.
  Consumer access lines declined by 1,716, or 3.3%, to 50,722 and business access lines decreased by 446, or 0.6%, to 80,071.
  Wireless connections declined by 2,305, or 2.0%, to 112,114. Connections were impacted by 782 fewer lifeline customers associated with continued compliance with new certification rules, and 2,453 fewer post-pay connections of which 714 were non-revenue-generating-internal-use connections that were disconnected as part of the AWN transaction, partially offset by an increase of 930 in prepaid connections.
  Wireless broadband ARPU increased 7.5%. Retail wireless ARPU declined slightly to $52.08.

“This is the first quarter of results following the close of the AWN transaction, and we have provided additional information in this press release to enable readers to evaluate our performance under this new operating structure. During our upcoming conference call we will walk the readers through this information. Our path to deliver shareholder value is growing wireline and total broadband revenue, while strengthening the business through debt reductions. Our financial results are in-line with our expectations, with solid free cash flow generation for the year,” said Wayne Graham, Chief Financial Officer of ACS.

Guidance for the year is as follows:

Total revenue guidance is unchanged and expected to be $340 - $350 million.

Adjusted EBITDA guidance is unchanged and expected to be $105 - $110 million.

Capital spending, previously targeted to be around $50 million, is now expected to be moderately lower.

Previous Free Cash Flow guidance of $20 - $25 million is unchanged and we are comfortable with the high end of the range.

Guidance for 2014, with a full-year without the transition period of pre- and post-AWN ownership, will be provided when we report fourth quarter 2013 results.

Conference Call

The company will host a conference call and live webcast today at 5:00 p.m. Eastern time to discuss these results. Parties in the United States and Canada can access the call at 1-877-941-0843. Parties outside the United States and Canada can access the call at 1-480-629-9722. The live webcast of the conference call will be accessible from the "Events Calendar" section of the company's website (www.alsk.com).

The webcast will be archived for a period of 90 days. A telephonic replay of the conference call will also be available two hours after the call and will run until December 31, 2013, at midnight Eastern time. To hear the replay, parties in the United States and Canada can call 1-800-406-7325 and enter pass code 4645116. Parties outside the United States and Canada can call 1-303-590-3030 and enter pass code 4645116.

About Alaska Communications

Alaska Communications is a leading provider of advanced broadband solutions for businesses and consumers in Alaska. We operate a highly reliable, advanced statewide data and voice network with the latest technology and the most diverse undersea fiber optic system connecting Alaska to the contiguous United States. For more information, visit www.alaskacommunications.com or www.alsk.com.

Non-GAAP Measures

In an effort to provide investors with additional information regarding the Company's results as determined by GAAP, the Company also discloses certain non-GAAP information which management utilizes to assess performance and believes provides useful information to investors. The Company has disclosed Adjusted EBITDA as net income before interest, loss on extinguishment of debt, depreciation and amortization, loss on sale of short-term investments, gain or loss on asset purchases or disposals, earnings on equity method investments, gains and distributions related to AWN, amortization of deferred AWN service revenue, provisions for taxes, stock-based compensation, and AWN transaction-related costs, and Adjusted EBITDA Margin, defined as Adjusted EBITDA divided by Operating Revenues. Additionally, the Company has disclosed Free cash flow as Adjusted EBITDA, less capital expenditures that create an obligation to pay (“incurred capital expenditures”), less amortization of deferred AWN capacity revenue, less AWN transaction-related capital costs, less cash interest expense. These measures are provided because the Company believes they are important indicators regarding our ability to make principal payments on debt and fund working capital. Adjusted EBITDA, Adjusted EBITDA Margin and Free cash flow are non-GAAP measures and should not be considered a substitute for net cash provided by operating activities and other measures of financial performance recorded in accordance with GAAP.

Forward-Looking Statements

This press release includes certain “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s beliefs as well as on a number of assumptions concerning future events made using information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside ACS’ control. Such factors include, without limitation, Verizon’s continued build out of their wireless network in Alaska, Universal Service Fund changes, AWN’s future financial and operational performance and the wholesale terms it establishes, adverse national economic conditions, adverse conditions in the credit markets impacting the cost, including interest rates, and/or availability of financing, adverse local economic conditions, including an unexpected downturn in the Alaskan oil and gas or tourism markets, changes in capital expenditures, the effects of competition in our markets, the entry of one or more additional facilities-based carriers into the Alaska market; the Company’s ability to complete, manage, integrate, market, maintain, and attract sufficient customers to the products and services it may deliver, adverse changes in labor matters, including workforce levels, labor negotiations, and benefits costs; disruption of our suppliers’ provisioning of critical products or services; the impact of natural or man-made disasters; changes in Company’s relationships with large carrier or enterprise customers; unforeseen changes in public policies; changes in accounting policies, including the Company’s application of regulatory accounting rules, which could result in an impact on earnings; or disruptive technological developments in the telecommunications industry. For further information regarding risks and uncertainties associated with ACS’ business, please refer to the Company’s SEC filings, including, but not limited to, the sections entitled "Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of the Company’s SEC filings may be obtained by contacting its investor relations department at (907) 564-7556 or by visiting its investor relations website at www.alsk.com.

Schedule 1

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED SCHEDULE OF OPERATIONS
(Unaudited, In Thousands Except Per Share Amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Operating revenues	$83,841	$96,750	$272,657	$272,709

Operating expenses:
Cost of services and sales, inclusive of $11,228 of AWN	44,720	36,346	117,371	111,602
Selling, general & administrative	29,274	25,437	83,717	80,374
Depreciation and amortization	9,209	12,932	33,291	38,452
(Income) loss on disposal of assets, net	(132,109)	(2,559)	(131,483)	(2,140)
Earnings on equity method investments	(8,082)	(45)	(8,061)	(45)
AWN excess distribution	(2,867)	-	(2,867)	-
Total operating (income) expenses	(59,855)	72,111	91,968	228,243

Operating income	143,696	24,639	180,689	44,466

Other income and expense:
Interest expense	(9,785)	(10,268)	(29,970)	(29,203)
Loss on extinguishment of debt	(2,094)	-	(2,370)	(323)
Interest income	19	9	37	31
Other	-	-	(13)	-
Total other income and expense	(11,860)	(10,259)	(32,316)	(29,495)

Income before income tax expense	131,836	14,380	148,373	14,971

Income tax expense	(54,238)	(6,136)	(29,613)	(6,385)

Net income	$77,598	$8,244	$118,760	$8,586

Net income per share:
Basic	$1.65	$0.18	$2.55	$0.19
Diluted	$1.33	$0.17	$2.09	$0.19

Weighted average shares outstanding:
Basic	47,159	45,664	46,592	45,511
Diluted	59,346	59,437	58,816	45,806

Schedule 2

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, In Thousands Except Per Share Amounts)

	September 30,	December 31,
Assets	2013	2012

Current assets:
Cash and cash equivalents	$53,295	$16,839
Restricted cash	482	3,875
Short-term investments	-	2,050
Accounts receivable-trade, net of allowance of $5,744 and $6,231	31,390	39,713
Materials and supplies	12,112	9,409
Prepayments and other current assets	7,672	5,566
Deferred income taxes	1,478	8,301
Total current assets	106,429	85,753

Property, plant and equipment	1,345,048	1,463,320
Less: accumulated depreciation and amortization	(1,005,035)	(1,052,459)
Property, plant and equipment, net	340,013	410,861

Goodwill	4,650	8,850
Intangible assets, net	-	24,118
Debt issuance costs	7,502	10,558
Deferred income taxes	48,337	69,049
Equity method investments	207,566	2,028
Other assets	400	3,510
Total assets	$714,897	$614,727

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Current portion of long-term obligations	$12,865	$21,628
Accounts payable, accrued and other current liabilities, inclusive of $3,926 of AWN	61,033	56,378
Advance billings and customer deposits	8,837	8,970
Total current liabilities	82,735	86,976

Long-term obligations, net of current portion	444,782	533,772
Other long-term liabilities	93,571	28,662
Total liabilities	621,088	649,410
Commitments and contingencies
Stockholders' equity (deficit):
Common stock, $.01 par value; 145,000 authorized	486	458
Additional paid in capital	151,784	144,377
Accumulated deficit	(51,519)	(170,279)
Accumulated other comprehensive loss	(6,942)	(9,239)
Total stockholders' equity (deficit)	93,809	(34,683)

Total liabilities and stockholders' equity (deficit)	$714,897	$614,727

Schedule 3

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, In Thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Cash Flows from Operating Activities:
Net income	$77,598	$8,244	$118,760	$8,586
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,209	12,932	33,291	38,452
Gain on sale/contribution of asset to AWN	(132,424)	-	(132,424)	-
AWN excess distribution	(2,867)	-	(2,867)	-
Gain on ineffective hedge adjustment	231	-	(785)	-
Amortization of debt issuance costs and debt discount	2,714	1,380	5,754	4,382
Amortization of ineffective hedge	1,082	-	1,948	-
Amortization of deferred AWN capacity revenue	(738)	-	(738)	-
Stock-based compensation	550	969	2,268	2,662
Deferred income taxes	53,640	6,136	29,015	6,385
Provision for uncollectible accounts	366	307	805	1,836
Cash distribution from equity method investments	5,389	32	5,389	32
Earnings on equity method investments	(8,082)	(45)	(8,061)	(45)
Other non-cash expense, net	(2,572)	(2,585)	(1,710)	(2,042)
Changes in operating assets and liabilities	7,161	(8,198)	6,096	(4,038)
Net cash provided by operating activities	11,257	19,172	56,741	56,210

Cash Flows from Investing Activities:
Capital expenditures	(13,717)	(13,876)	(27,314)	(36,319)
Capitalized interest	(421)	(567)	(1,291)	(1,396)
Change in unsettled capital expenditures	553	(1,279)	(3,276)	(5,648)
Proceeds on sale of assets	2,812	2,923	4,747	2,923
Proceeds on sale/contribution of asset to AWN	100,000	-	100,000	-
AWN excess distribution	2,867	-	2,867	-
Net change in short-term investments	525	-	2,037	-
Change in unsettled acquisition costs	(3,345)	-	(3,345)	-
Net change in restricted accounts	3,345	(527)	3,393	(1,071)
Net cash provided (used) by investing activities	92,619	(13,326)	77,818	(41,511)

Cash Flows from Financing Activities:
Repayments of long-term debt	(67,001)	(1,330)	(97,382)	(9,255)
Debt issuance costs	(25)	-	(206)	-
Payment of cash dividend on common stock	-	(2,285)	-	(6,831)
Payment of withholding taxes on stock-based compensation	(2)	(4)	(632)	(243)
Proceeds from issuance of common stock	2	(1)	117	179
Net cash used by financing activities	(67,026)	(3,620)	(98,103)	(16,150)

Change in cash and cash equivalents	36,850	2,226	36,456	(1,451)

Cash and cash equivalents, beginning of period	16,445	16,813	16,839	20,490

Cash and cash equivalents, end of period	$53,295	$19,039	$53,295	$19,039

Supplemental Cash Flow Data:
Interest paid	$6,818	$7,796	$25,201	$24,799
Extinguishment of hedging instrument	$4,073	$-	$4,073	$-
Income tax paid (refunded), net	$-	$-	$-	$(24)

Supplemental Non-cash Transactions:
Property (retired) acquired under capital leases, net	$(19)	$-	$(17)	$(24)
Dividend declared, but not paid	$-	$2,286	$-	$2,286
Additions to ARO asset	$43	$24	$180	$78
Exchange of debt with common stock	$6,000	$-	$6,000	$-

Schedule 4

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
ADJUSTED EBITDA AND FREE CASH FLOW
(Unaudited, In Thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Net income	$77,598	$8,244	$118,760	$8,586
Add (subtract):
Interest expense	9,785	10,268	29,970	29,203
Loss on extinguishment of debt	2,094	-	2,370	323
Interest income	(19)	(9)	(37)	(31)
Depreciation and amortization	9,209	12,932	33,291	38,452
Loss on sale of short-term investments	-	-	13	-
(Gain) loss on disposal of assets	315	(2,559)	941	(2,140)
Earnings on equity method investment in TekMate	(18)	(45)	3	(45)
Earnings on equity method investment in AWN	(8,064)	-	(8,064)	-
Gain on sale/contribution of asset to AWN	(132,424)	-	(132,424)	-
TekMate distribution received	-	32	-	32
AWN excess distribution	(2,867)	-	(2,867)	-
AWN distributions received	5,389	-	5,389	-
AWN distributions receivable within 14 days	4,167	-	4,167	-
Income tax expense	54,238	6,136	29,613	6,385
Stock-based compensation and long-term cash incentives	702	969	2,750	2,662
AWN transaction-related costs	4,702	587	5,974	5,046

Adjusted EBITDA	$24,807	$36,555	$89,849	$88,473

Less:
Incurred capital expenditures	(13,717)	(13,876)	(27,314)	(36,319)
Amortization of deferred AWN capacity revenue	(738)	-	(738)	-
AWN transaction-related capital costs, net change	-	342	(41)	342
Cash interest expense	(6,818)	(7,796)	(25,201)	(24,799)
Free cash flow	$3,534	$15,225	$36,555	$27,697

Revenue	$83,841	$96,750	$272,657	$272,709

Adjusted EBITDA Margin	29.6%	37.8%	33.0%	32.4%

Note:	In an effort to provide investors with additional information regarding the Company's results as determined by GAAP, the Company also discloses certain non-GAAP information which management utilizes to assess performance and believes provides useful information to investors. The Company has disclosed Adjusted EBITDA as net income before interest, loss on extinguishment of debt, depreciation and amortization, loss on sale of short-term investments, gain or loss on asset purchases or disposals, earnings on equity method investments, gains and distributions related to AWN, amortization of deferred AWN service revenue, provisions for taxes, stock-based compensation, and AWN transaction-related costs, and Adjusted EBITDA Margin, defined as Adjusted EBITDA divided by Operating Revenues. Additionally, the Company has disclosed Free cash flow as Adjusted EBITDA, less capital expenditures that create an obligation to pay (“incurred capital expenditures”), less amortization of deferred AWN capacity revenue, less AWN transaction-related capital costs, less cash interest expense. These measures are provided because the Company believes they are important indicators regarding our ability to make principal payments on debt and fund working capital. Adjusted EBITDA, Adjusted EBITDA Margin and Free cash flow are non-GAAP measures and should not be considered a substitute for net cash provided by operating activities and other measures of financial performance recorded in accordance with GAAP.

Schedule 5

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
REVENUE GROWTH
(Unaudited, In Thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Wireline revenue	2013	2012	2013	2012
Business and wholesale
Retail service revenue
Voice	$5,790	$5,967	$17,303	$18,046
Broadband	10,080	8,613	29,509	25,156
Equipment sales	480	311	1,340	927
Wholesale and other	9,193	9,736	28,288	29,686
Total business and wholesale revenue	25,543	24,627	76,440	73,815

Consumer
Retail service revenue
Voice	4,147	4,676	12,819	14,460
Broadband	5,596	4,613	16,443	13,469
Equipment sales	36	42	111	126
Other	478	413	1,275	971
Total consumer revenue	10,257	9,744	30,648	29,026

Access
High cost support	4,984	5,087	13,558	15,041
Switched, special and other access	9,273	10,024	28,056	30,503
Total access	14,257	15,111	41,614	45,544
Total wireline revenue	50,057	49,482	148,702	148,385

Wireless and backhaul revenue
Retail service revenue
Voice	9,993	12,355	31,824	37,231
Broadband	7,680	6,340	21,783	17,892
Equipment sales	1,255	1,737	3,785	4,594
Foreign roaming	5,594	18,919	40,029	40,996
Other	1,441	1,132	3,591	3,227
CETC	5,139	4,979	16,093	15,669
Wireless backhaul	1,944	1,806	6,112	4,715
Amortization of deferred AWN capacity	738	-	738	-
Total wireless and backhaul revenue	33,784	47,268	123,955	124,324

Total revenues	$83,841	$96,750	$272,657	$272,709

Revenue Growth:
Business and wholesale	3.7%		3.6%
Consumer	5.3%		5.6%
Wireline	1.2%		0.2%
Total revenue	-13.3%		0.0%
Broadband	19.4%		19.8%

Schedule 6

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
KEY OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2013	2013	2012

Voice:
Consumer access lines	50,722	52,438	57,483
Business access lines	80,071	80,517	81,330

Voice ARPU consumer	$26.81	$27.25	$26.65
Voice ARPU business	$24.04	$23.93	$24.34

Broadband: (1)
Consumer connections	38,117	37,611	36,152
Business connections (2)	19,216	19,104	18,605

ARPU consumer	$48.63	$49.21	$41.73
ARPU business (2)	$175.00	$174.87	$154.02

Wireless:
Postpaid connections (3)	86,423	88,876	94,530
Lifeline connections	9,077	9,859	12,690
Prepaid connections	16,614	15,684	13,755
Total	112,114	114,419	120,975

Retail wireless ARPU	$52.08	$52.68	$51.79
Wireless broadband ARPU	$26.40	$24.55	$19.70

Churn:

Voice connections (4)	1.4%	1.3%	1.4%
Broadband connections (1) (4)	2.4%	2.0%	2.3%
Wireless connections	3.2%	2.4%	2.0%

Wireless equipment subsidy	(1,062)	(3,463)	(2,608)

(1)	Consumer and business broadband connections, ARPU, and churn have been restated to exclude dial up lines.

(2)	Business broadband connections counts have been restated to correct how certain high bandwidth circuits types are measured. These change have no affect on our financial results, but will affect connection count and ARPU amounts presented above compared to their presentation in prior periods.

(3)	September 30, 2013 Wireless connections have been reduced by 714, non-revenue generating, internal-use, connections.

(4)	Voice and broadband churn have been restated to exclude wholesale lines.

Schedule 7

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
Summary AWN information
(Unaudited, In Thousands)

Alaska Wireless Network, LLC
Stand Alone Selected Operating Results
For the Period July 23, 2013 - September 30, 2013

Operating revenues		$58,826

Operating expenses:
	Cost of services and sales	22,258
	Selling, general & administrative	3,908
	Depreciation and amortization	7,327

Total operating expenses		33,493

Operating income		25,333

Other income and (expense)		(74)

Net income		25,259	A

Plus:	Depreciation Expense	7,327
	Other, net	753
Minus:	Capital Spending	12,435
	Management Fee to GCI	836
Adjusted Free Cash Flow		$20,068	D

Distributions paid or payable to ACS:
(includes balance to be received with 12 days)		9,556	E

Distributions to ACS as a proportion of Free Cash Flow:		47.6%

The above information reflects summary unaudited financial performance of AWN, which Alaska Communication owns a 33.3% ownership interest. Certain additional summary information is included in our Form 10-Q filings.

Key AWN Results Included in the ACS Consolidated Balance Sheet:

Equity method investment	$205,542
Deferred AWN capacity revenue:	$76,337
Accounts payable, accrued and other current liabilities	$3,852
Other long-term liabilities	$72,485

Investment in AWN represents the value of ACS's 1/3 ownership interest in AWN. Deferred revenue represents capacity contributions and the operations and maintenance support of these capacity contributions for AWN's network. The benefit of this deferred revenue is recognized over 20 years.

Key AWN Results included in the ACS Consolidated Income Statement:

AWN net income	$25,259	A
Adjusted for step-up in GCI assets	(1,066)	B
AWN stepped-up earnings	$24,193	C
Adjusted Free Cash Flow	$20,068	D
Distributions paid or payable to ACS	$9,556	E
ACS ownership percentage of AWN	33.33%	F

"Adjusted for step-up"(B) reflects the step up on basis on the GCI contributed assets to AWN and associated higher depreciation expense that ACS is required to incorporate in its consolidated financial statements.

Earnings on equity method investment in AWN	$8,064	C * F

Distributions paid or payable to ACS	$9,556	E
Hypothetical distributions at 33.3%	6,689	D * F
AWN excess distribution	$2,867

AWN's stepped up net income is used to calculate the equity in earnings at ACS' 1/3 ownership percentage or $8,064. Additionally, an AWN excess distribution, or $2,867, is recognized in the quarter to reflect the disproportionate nature of the AWN preferred distributions.

Key AWN Results Included in the ACS Non GAAP financial measures:

Cash distributions received during the quarter		$5,389
Less:	Distributions received during the quarter related to the previous period	-
Plus:	Distributions received within 14 business days of quarter-end	4,167
	Amortization of deferred AWN capacity revenue	738
Equals	AWN impact to Adjusted EBITDA	$10,294

Less:	Amortization of deferred AWN capacity revenue	738
Equals	AWN impact to Free Cash Flow	$9,556

In our non-GAAP reporting of Adjusted EBITDA, ACS is using our Senior Credit Agreement definition, as amended, for the AWN distribution, which is distributions received or eligible to be received within 14 business days.

CONTACT:
Alaska Communications
Investors:
Wayne Graham, 907-564-3314
Chief Financial Officer
investors@acsalaska.com